Exhibit 10.2

STOCK OPTION AGREEMENT

PURSUANT TO THE

MARKETAXESS HOLDINGS INC.

2012 INCENTIVE PLAN

STOCK OPTION AGREEMENT (“Agreement”), dated as of November 8, 2018 by and between MarketAxess Holdings Inc. (the “Company”) and Richard M. McVey (the “Executive”).

Preliminary Statement

The Board of Directors of the Company (the “Board”) or a committee appointed by the Board (the “Committee”) to administer the MarketAxess Holdings Inc. 2012 Incentive Plan, as amended (the “Plan”), has authorized this grant of an incentive stock option (the “Option”) on November 8, 2018 (the “Grant Date”) to purchase the number of shares of the Company’s common stock, par value $.003 per share (the “Common Stock”) set forth below to the Executive, as an Eligible Employee of the Company or an Affiliate (collectively, the Company and all Subsidiaries and Parents of the Company shall be referred to as the “Employer”). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Executive. By signing and returning this Agreement, the Executive acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1. Tax Matters. The Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, the Option will not qualify as an “incentive stock option,” among other events, (i) if the Executive disposes of the Common Stock acquired pursuant to the Option at any time during the two (2) year period following the date of this Agreement or the one (1) year period following the date on which the Option is exercised; (ii) except in the event of the Executive’s death or disability, as defined in Section 22(e)(3) of the Code, if the Executive is not employed by the Company, any Subsidiary or any Parent at all times during the period beginning on the date of this Agreement and ending on the day three (3) months before the date of exercise of the Option; or (iii) to the extent the aggregate fair market value (determined as of the time the Option is granted) of the Common Stock subject to “incentive stock options” which become exercisable for the first time in any calendar year exceeds $100,000. To the extent that the Option does not qualify as an “incentive stock option,” it shall not affect the validity of the Option and the portion of the Option that does not qualify as an “incentive stock option” shall constitute a separate non-qualified stock option.

2. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Executive is hereby granted an Option to purchase from the Company 69,113 shares of Common Stock, at a price per share equal to 125% of the Fair Market Value of the Company’s stock on the grant date, or $257.78 (the “Option Price”), provided that, notwithstanding anything in this Agreement, the Plan, or any agreement between the Executive and the Company to the contrary, in the event that on or prior to January 1, 2020, (i) a Change in Control occurs, and (ii) the Executive incurs a Termination without Cause or for Good Reason (the “Early Trigger Event”), this Option shall be an Option to purchase 13,823 shares of Common Stock, and the portion of this Option with respect to 55,290 shares of Common Stock shall be deemed forfeited and canceled as of the date of such Early Trigger Event.

3. Exercise. (a) Except as set forth in subsections (b) through (e) below, the Option shall fully vest and become exercisable on November 8, 2023.

To the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock as provided above, the Option may thereafter be exercised by the Executive, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.4(d) of the Plan, including, without limitation, by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock underlying the portion of the Option exercised. Payment of the Option Price may be made by any method provided under Section 6.4(d) of the Plan, including, without limitation, (i) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, through a procedure whereby the Executive delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the Option Price or (ii) the relinquishment of a portion of the Option based on the Fair Market Value of the Common Stock on the payment date. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date. The Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time.

(b) Upon the death or Disability of the Executive, fifty percent (50%) of the then unvested portion the Option shall become fully vested and exercisable on the date of the Executive’s death or Disability.

(c) Upon the Executive’s Termination (i) by the Company without Cause, or (ii) by the Executive for Good Reason, one hundred percent (100%) of the then unvested portion the Option shall become fully vested and exercisable on the date of such Termination.

(d) In the event that the Executive engages in Detrimental Activity (as defined in Exhibit A hereto) prior to any exercise of the Option, the Option shall thereupon terminate and expire. As a condition of the exercise of the Option, the Executive shall certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Executive is in compliance with the terms and conditions of the Plan and that the Executive has not engaged in, and does not intend to engage in, any Detrimental Activity. In the event the Executive engages in Detrimental Activity during the one (1) year period commencing on the date any portion of the Option is exercised or becomes vested, the Company shall be entitled to recover from the Executive at any time within one (1) year after such exercise or vesting, and the Executive shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter). The foregoing provisions of this Section 3(d) shall cease to apply upon a Change in Control.

(e) Notwithstanding any other provision to the contrary in this Agreement, any unvested portion of the Option shall, upon the Executive’s Termination, be non-exercisable and shall be canceled.

4. Option Term. The term of each Option shall expire on May 8, 2024, subject to earlier termination in the event of the Executive’s Termination as specified in Section 5 below.

5. Termination. Subject to the terms of the Plan and this Agreement, the Option, to the extent vested at the time of the Executive’s Termination, shall remain exercisable as follows:

(a) In the event of the Executive’s Termination by reason of death or Disability, the vested portion of the Option shall remain exercisable until the earlier of (i) two (2) years from the date of such Termination or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(b) In the event of the Executive’s involuntary Termination without Cause, or the Executive’s voluntary Termination for Good Reason, the vested portion of the Option shall remain exercisable until the expiration of the stated term of the Option pursuant to Section 4 hereof.

(c) In the event of the Executive’s voluntary Termination without Good Reason (other than a voluntary Termination described in Section 5(d) below), the vested portion of the Option shall remain exercisable until the earlier of (i) ninety (90) days from the date of such Termination or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

(d) In the event of the Executive’s Termination for Cause or in the event of the Executive’s voluntary Termination without Good Reason within ninety (90) days after an event that would be grounds for a Termination for Cause, the Executive’s entire Option (whether or not vested) shall terminate and expire upon the date of such Termination.

6. Restriction on Transfer of Option. No part of the Option shall be Transferred other than by will or by the laws of descent and distribution and during the lifetime of the Executive, may be exercised only by the Executive or the Executive’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (except as provided by law or herein), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such transfer shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

7. Rights as a Stockholder. The Executive shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Executive has become the holder of record of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.

8. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Executive with respect to the subject matter hereof.

9. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered in person; (ii) two (2) days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

MarketAxess Holdings Inc.

299 Park Avenue, 10th Floor

New York, New York, 10171

Attention: Compensation Committee

If to the Executive, to the address on file with the Company.

10. No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Employer will employ the Executive for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Executive’s employment or compensation.

[END OF TEXT. SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

MARKETAXESS HOLDINGS INC.

By:	/s/ Antonio L. DeLise
Name: Antonio L. DeLise
Title: Chief Financial Officer

EXECUTIVE:

/s/ Richard M. McVey
Richard M. McVey

EXHIBIT A

DEFINITION OF DETRIMENTAL ACTIVITY

For purposes of this Agreement, “Detrimental Activity” shall mean: (a) the disclosure to anyone outside the Company or its affiliates, or the use in any manner other than in the furtherance of the Company’s or its affiliate’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company or its affiliates that is acquired by an Executive prior to the Executive’s Termination; (b) activity while employed or performing services that results, or if known could result, in the Executive’s Termination that is classified by the Company as a Termination for Cause; (c) engaging in Solicitation (as defined below) without, in all cases, written authorization from the Company; (d) the making of disparaging comments or statements by the Executive, or the inducement of others by the Executive to make any disparaging comments or statements, to the press, the Company’s or its affiliates’ employees, consultants or any individual or entity with whom the Company or its affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (i) the conduct of the business of the Company or its affiliates (including, without limitation, any products or business plans or prospects); or (ii) the business reputation of the Company or its affiliates, or any of their products, or their past or present officers, directors or employees; (e) without written authorization from the Company, engaging in Competition (as defined below). For purposes of sub-sections (a), (c), and (e) above, the Board shall have authority to provide the Executive with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Executive with such authorization.

“Competition” means the Executive’s participation, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever (within the United States or in any foreign country where the Company or its affiliates does business) in a business (whether a division, unit, subsidiary or affiliate), other than the Company and its affiliates: (i) that is engaged in the design, development, operation or promotion of a multi-dealer electronic platform or electronic commerce network (ECN) for fixed income securities (or other fixed income instruments) information research, distribution, trading and/or other transactions; (ii) whose principal business is electronic distribution, research and/or trading of fixed income securities (or other fixed income instruments); or (iii) that is not included in subsections (i) or (ii) and as to which the Company or its affiliates have taken demonstrable steps at the time of termination of the Executive’s employment. Competition does not include: (i) the Executive’s ownership of not more than 1% of the total outstanding stock of a publicly held company; or (ii) the Executive’s performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in the aforesaid Competition (including, without limitation, his performance of services for any entity which has a division or business unit engaging in competition with the Company’s or its affiliates’ business, if such performance does not in any capacity, directly or indirectly, involve work with or assistance to such division or business unit). The meaning of “as to which the Company has taken demonstrable steps” shall be determined by the Board in good faith based on written memoranda or similar writings or communications and such determination shall be conclusive and binding for all purposes hereunder.

“Solicitation” means (i) recruiting, soliciting or inducing any nonclerical employee or consultant of the Company or its affiliates to terminate his or her employment with, or otherwise cease or reduce his or her relationship with, the Company or such affiliate; (ii) hiring or assisting another person or entity to hire any nonclerical employee or consultant of the Company or its affiliates or any person who, to the Executive’s knowledge, within six months before was such a person; or (iii) soliciting or inducing any person or entity to terminate, or otherwise to cease, reduce, or diminish in any way its relationship with or prospective relationship with the Company or its affiliates. You may however, if requested by any entity with which you are not affiliated, serve as a reference for any person who at the time of the request is not an employee of, or consultant to, the Company or its affiliates.